FOR IMMEDIATE RELEASE	NEWS
May 9, 2019	NYSE: NGS
Exhibit 99.1

Natural Gas Services Group, Inc.
Reports First Quarter 2019 Financial and Operating Results

MIDLAND, Texas May 9, 2019 - Natural Gas Services Group, Inc. (“NGS” or the “Company”) (NYSE:NGS), a leading provider of gas compression equipment and services to the energy industry, today announced financial results for the three months ended March 31, 2019.

For the quarter ended March 31, 2019, NGS reported rental revenue of $13.4 million compared to $11.5 million for the quarter ended March 31, 2018. Sequentially, rental revenue increased from $12.8 million.

The Company reported net income for the first quarter of $357,000 compared to $225,000 in the same quarter in 2018 and a loss of $282,000 in the prior quarter. However, the fourth quarter net loss included an adjustment for income tax expense and interest (“tax adjustment”) related to executive compensation of $633,000. Excluding this tax adjustment net income slightly increased from $351,000. Earnings per diluted share for the quarter ended March 31, 2019 was 3 cents. Please see discussions of Non-GAAP Financial Measures-Special Items, below.

Highlights of the quarter include:

Revenue: Total revenue for the three months ended March 31, 2019 was $18.0 million, an increase from $14.7 million compared to the three months ended March 31, 2018. This increase was primarily driven by a greater number of units being rented, as well as increased rental rates as a result of our move into higher horsepower rentals. We also saw an increase in our compressor sales during first quarter 2019 compared to 2018. Sequentially, total revenue increased by $1.8 million to $18.0 million from $16.2 million, mainly due to higher compressor sales.

Operating Income: Operating income for the three months ended March 31, 2019 decreased to $209,000 from $350,000 compared to the same period in the prior year due to lower gross margins, higher indirect costs and depreciation. Sequentially, operating income increased to $209,000 from $106,000 mainly due to an increase in revenue for the three months ended March 31, 2019.

Adjusted Gross Margins: Total adjusted gross margin for the three months ended March 31, 2019 increased $502,000 to $8.3 million from $7.8 million for the same period ended March 31, 2018 and as a percentage of revenue decreased to 46% for the three months ended March 31, 2019 compared to 53% for the same period ended March 31, 2018. This decrease is due to the revenue mix shifting towards lower margin sales from higher margin rentals. Sequentially, adjusted gross margin of $8.3 million for the three months ending March 31, 2019 increased slightly compared to $8.2 million in the three months ended in December 31, 2018. Adjusted gross margin as a percentage of revenue decreased to 46% from 51% the previous quarter, driven by the same shift in revenues towards lower margin sales from higher margin rentals. Please see discussion of Non-GAAP Financial Measures - Adjusted Gross Margin at the conclusion of this release.

Net Income: Net income for the three months ended March 31, 2019 increased to $357,000 compared to net income of $225,000 for the same period in 2018. Sequentially, net income also increased to $357,000 from a net loss of $282,000. Excluding the tax adjustment, when comparing sequential periods, net income increased slightly from $351,000. Please see discussions of Non-GAAP Financial Measures-Special Items, below.

Earnings Per Share: Comparing the first quarter of 2019 versus 2018, earnings per diluted share was 3 cents, up 1 cent from 2018. Sequentially, diluted earnings per share increased to 3 cents from a net loss per diluted share of 2 cents. Excluding the tax adjustment, when comparing sequential periods, earnings per diluted share remained flat. Please see discussions of Non-GAAP Financial Measures-Special Items, below.

Adjusted EBITDA: Adjusted EBITDA increased to $6.1 million compared to the same period ended March 31, 2018 of $5.7 million but decreased as a percentage of revenue to 34% from 38% for the three months ended March 31, 2019 and March 31, 2018, respectively. Adjusted EBITDA increased approximately $296,000 in the sequential quarters and slightly decreased as a percentage of revenue to 34% from 36%. Please see discussion of Non-GAAP Financial Measures - Adjusted EBITDA at the conclusion of this release.

Cash Flow: At March 31, 2019, cash and cash equivalents were $40.0 million with a bank debt level of $417,000, all classified as non-current. We had negative net cash flow from operating activities of $3.9 million during the three months ended of 2019.

Commenting on First Quarter 2019 results, Stephen C. Taylor, President and CEO, said:
“This morning we reported first quarter 2019 results and we are pleased with our operational performance. Our revenues grew 11% sequentially, with all aspects of our business contributing to the increase. Compressor sales were very strong this quarter and our core rental revenues advanced 4%, sequentially. EBITDA was $6.1 million this quarter, a 5% sequential and 7% year-over-year gain. We continue to construct and commission our large horsepower units, all of which are contracted, and both our medium and large horsepower units show net gains in quarterly utilization. We ended the quarter with almost $40 million in cash, virtually zero debt and remain positioned to further our growth this year.”

Selected data: The tables below show revenues and percentage of total revenues, along with our adjusted gross margin, exclusive of depreciation and amortization, and related percentages of each of our product lines for the three months ended March 31, 2019 and 2018. Adjusted gross margin is the difference between revenue and cost of sales, exclusive of depreciation and amortization.

	Revenue				Adjusted Gross Margin(1)
	Three months ended March 31,				Three months ended March 31,
	2019		2018		2019		2018
	(in thousands)
Rental	$13,387	74%	$11,471	78%	$7,502	56%	$6,767	59%
Sales	4,125	23%	2,998	20%	426	10%	807	27%
Service & Maintenance	479	3%	249	2%	332	69%	184	74%
Total	$17,991		$14,718		$8,260	46%	$7,758	53%

(1) For a reconciliation of adjusted gross margin to its most directly comparable financial measure calculated and presented in accordance with GAAP, please read “Non-GAAP Financial Measures - Adjusted Gross Margin” below.

Non-GAAP Financial Measure - Adjusted Gross Margin: “Adjusted Gross Margin” is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Adjusted gross margin is included as a supplemental disclosure because it is a primary measure used by management as it represents the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key operating components. Depreciation expense is a necessary element of costs and the ability to generate revenue and selling, general and administrative expense is a necessary cost to support operations and required corporate activities. Management uses this non-GAAP measure as a supplemental measure to other GAAP results to provide a more complete understanding of the company's performance. As an indicator of operating performance, adjusted gross margin should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. Adjusted Gross margin may not be comparable to a similarly titled measure of another company because other entities may not calculate adjusted gross margin in the same manner.

The reconciliation of operating income to adjusted gross margin is as follows:

	Three months ended March 31,
	(in thousands)
	2019	2018
Operating Income	$209	$350
Depreciation and amortization	5,558	5,387
Selling, general, and administration expenses	2,493	2,021
Adjusted Gross Margin	$8,260	$7,758

Non GAAP Financial Measures - Adjusted EBITDA: Adjusted EBITDA: “Adjusted EBITDA” reflects net income or loss before interest, taxes, depreciation and amortization. Adjusted EBITDA is a measure used by analysts and investors as an indicator of operating cash flow since it excludes the impact of movements in working capital items, non-cash charges and financing costs. Therefore, Adjusted EBITDA gives the investor information as to the cash generated from the operations of a business. However, Adjusted EBITDA is not a measure of financial performance under accounting principles GAAP, and should not be considered a substitute for other financial measures of performance. Adjusted EBITDA as calculated by NGS may not be comparable to Adjusted EBITDA as calculated and reported by other companies. The most comparable GAAP measure to Adjusted EBITDA is net income.

The reconciliation of net income to Adjusted EBITDA and gross margin is as follows:

	Three months ended March 31,
	(in thousands)
	2019	2018
Net income	$357	$225
Interest expense	4	3
Provision for income taxes	153	49
Depreciation and amortization	5,558	5,387
Adjusted EBITDA	$6,072	$5,664

Non GAAP Financial Measures - Special Items: From time to time, management may publicly disclose certain “non-GAAP financial measures”, such as adjusted operating income and net income, in our earnings releases, financial presentations or earnings conference calls. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations that would be reflected in measures determined in accordance with GAAP.

Adjusted net income reflects net income before the income adjustment related to executive compensation. The reconciliation of reported net (loss) income to adjusted net income for December 31, 2018 is as follows:

	Three months ended		Year ended
	(in thousands, except per share data)
	Condensed	Diluted Per Share	Condensed	Diluted Per Share
Reported net (loss) income	$(282)	$(0.02)	$426	$0.03
Income tax adjustment related to executive compensation	633	0.05	633	0.05
Adjusted net income	$351	$0.03	$1,059	$0.08

Conference Call Details:

Teleconference: Thursday, May 9, 2019 at 10:00 a.m. Central (11:00 a.m. Eastern).  Live via phone by dialing 877-358-7306, pass code “Natural Gas Services”.   All attendees and participants to the conference call should arrange to call in at least 5 minutes prior to the start time.

Live Webcast: The webcast will be available in listen only mode via our website www.ngsgi.com, investor relations section.

Webcast Reply: For those unable to attend or participate, a replay of the conference call will be available within 24 hours on the NGS website at www.ngsgi.com.

Stephen C. Taylor, President and CEO of Natural Gas Services Group, Inc. will be leading the call and discussing the financial results for the three ended March 31, 2019.

About Natural Gas Services Group, Inc. (NGS): NGS is a leading provider of gas compression equipment to the natural gas industry with a primary focus on the non-conventional gas and oil industry, i.e., coalbed methane, gas and oil shales and tight gas. The Company manufactures, fabricates, rents, sells and maintains natural gas compressors and flare systems for gas and oil production and plant facilities. NGS is headquartered in Midland, Texas with fabrication facilities located in Tulsa, Oklahoma and Midland, Texas and service facilities located in major gas and oil producing basins in the U.S. Additional information can be found at www.ngsgi.com.

Cautionary Note Regarding Forward-Looking Statements:

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS's actual results in future periods to differ materially from forecasted results.  Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGS's products and services; and new governmental safety, health and environmental regulations which could require NGS to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

For More Information, Contact:	Alicia Dada, Investor Relations
(432) 262-2700 Alicia.Dada@ngsgi.com
www.ngsgi.com

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts) (unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$39,992	$52,628
Trade accounts receivable, net of allowance for doubtful accounts of $299 and $291, respectively	10,298	7,219
Inventory	35,499	30,974
Prepaid income taxes	3,100	3,148
Prepaid expenses and other	1,702	2,430
Total current assets	90,591	96,399
Long-term inventory, net of allowance for obsolescence of $19	3,997	3,980
Rental equipment, net of accumulated depreciation of $168,466 and $165,428, respectively	179,442	175,886
Property and equipment, net of accumulated depreciation of $11,665 and $11,556, respectively	17,134	16,587
Right of use assets - operating leases, net of accumulated amortization $36	541	—
Goodwill	10,039	10,039
Intangibles, net of accumulated amortization of $1,789 and $1,758, respectively	1,370	1,401
Other assets	1,243	1,109
Total assets	$304,357	$305,401
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$3,450	$2,122
Accrued liabilities	4,341	8,743
Current operating leases	148	—
Deferred income	133	81
Total current liabilities	8,072	10,946
Line of credit, non-current portion	417	417
Deferred income tax liability	32,315	32,158
Long-term operating leases	393	—
Other long-term liabilities	1,764	1,699
Total liabilities	42,961	45,220
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, 30,000 shares authorized, par value $0.01; 13,133 and 13,005 shares issued and outstanding, respectively	131	130
Additional paid-in capital	108,617	107,760
Retained earnings	152,648	152,291
Total stockholders' equity	261,396	260,181
Total liabilities and stockholders' equity	$304,357	$305,401

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED INCOME STATEMENTS (in thousands, except earnings per share) (unaudited)

	Three months ended
	March 31,
	2019	2018
Revenue:
Rental income	$13,387	$11,471
Sales	4,125	2,998
Service and maintenance income	479	249
Total revenue	17,991	14,718
Operating costs and expenses:
Cost of rentals, exclusive of depreciation and amortization stated separately below	5,885	4,704
Cost of sales, exclusive of depreciation and amortization stated separately below	3,699	2,191
Cost of service and maintenance	147	65
Selling, general, and administrative expense	2,493	2,021
Depreciation and amortization	5,558	5,387
Total operating costs and expenses	17,782	14,368
Operating (loss) income	209	350
Other income (expense):
Interest expense	(4)	(3)
Other income, net	305	(73)
Total other income (expense), net	301	(76)
Income before provision for income taxes	510	274
Income tax (benefit) expense	153	49
Net income	$357	$225
Earnings per share:
Basic	$0.03	$0.02
Diluted	$0.03	$0.02
Weighted average shares outstanding:
Basic	13,064	12,920
Diluted	13,268	13,169

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)
	Three months ended
	March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$357	$225
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	5,558	5,387
Deferred income taxes	157	48
Stock-based compensation	495	428
Bad debt (recovery) allowance	10	(50)
Gain on sale of assets	(22)	—
(Gain) loss on company owned life insurance	(99)	67
Changes in operating assets and liabilities:
Trade accounts receivables, net	(3,089)	865
Inventory	(4,468)	15
Prepaid expenses and prepaid income taxes	202	488
Accounts payable and accrued liabilities	(3,074)	(2,539)
Deferred income	52	109
Other	75	85
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(3,846)	5,128
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,130)	(8,712)
Purchase of company owned life insurance	(40)	(139)
Proceeds from sale of property and equipment	11	—
Proceeds from insurance claims of property and equipment	11	—
NET CASH USED IN INVESTING ACTIVITIES	(9,148)	(8,851)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments from other long-term liabilities, net	(5)	(9)
Proceeds from exercise of stock options	555	157
Taxes paid related to net share settlement of equity awards	(192)	(495)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	358	(347)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(12,636)	(4,070)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	52,628	69,208
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$39,992	$65,138
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$4	$3
Income taxes paid	$2	$—
NON-CASH TRANSACTIONS
Transfer of rental equipment components to inventory	$—	$40
Transfer of prepaids to rental equipment and inventory	$574	$—
Right of use acquired through an operating lease	$126	$—